Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-144040) of OPKO Health, Inc. and subsidiaries,

2.	Registration Statement (Form S-3 No. 333-189369) of OPKO Health, Inc. and subsidiaries,

3.	Registration Statement (Form S-3 No. 333-190360) of OPKO Health, Inc. and subsidiaries,

4.	Registration Statement (Form S-8 No. 333-190899) of OPKO Health, Inc. and subsidiaries,

5.	Registration Statement (Form S-8 No. 333-190900) of OPKO Health, Inc. and subsidiaries, and

6.	Registration Statement (Form S-8 No. 333-206489) of OPKO Health, Inc. and subsidiaries of our reports dated February 29, 2016, with respect to the consolidated financial statements of OPKO Health Inc. and subsidiaries and the effectiveness of internal control over financial reporting of OPKO Health Inc. and subsidiaries included in this Annual Report (Form 10-K) of OPKO Health Inc. and subsidiaries for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
February 29, 2016